Exhibit 99.1

Eastside Distilling Reports Third Quarter 2024 Financial Results

Company to Host Conference Call at 5:00 pm ET Thursday November 14, 2024

Portland, OR and Providence, RI, November 14, 2024 /PRNewswire/ — Eastside Distilling, Inc. (NASDAQ: EAST) (“Eastside” or the “Company”), a holding company for Bridgetown Spirits Corp., a consumer-focused beverage company that builds craft inspired experiential brands and for Beeline Financial Holdings, Inc. (“Beeline”), a recently acquired pioneering mortgage technology company that operates an end-to-end, all-digital, AI-enhanced platform for homeowners and property investors, reported third quarter financial results for the period ended September 30, 2024.

In the Company’s financial results and the discussion below, Craft Canning + Printing (“Craft C+P”), a subsidiary of the Company until October 7, 2024, which provides printing services to the craft canning industry in the Pacific Northwest, is classified as “assets held for sale,” as the Company transferred its interest in Craft C+P on October 7, 2024. In addition, the financial results and discussion below do not include Beeline Financial Holdings, Inc., as it did not become a subsidiary of the Company until October 7, 2024.

Third Quarter 2024 Highlights:

●	Spirits segment (excluding corporate expenses) achieved positive EBITDA and net income for the third quarter 2024.

●	Spirits sales increased 14% from the second quarter of 2024.

●	Subsequent to the close of the quarter, the Company entered into an asset sale and debt exchange in which it disposed of Craft C+P in settlement of debt.

●	Immediately subsequent to the closing of the asset sale and debt exchange, Beeline merged into a subsidiary of Eastside. (See press release dated October 7, 2024.)

On September 4, 2024, the Company and Craft C+P, entered into a Debt Exchange Agreement (the “Debt Agreement”), which closed on October 7, 2024, resulting in the assignment by the Company of 720 barrels of spirits to Craft C+P, followed by the merger of Craft C+P into a limited liability company owned by certain creditors of the Company who, in exchange for Craft C+P, released the Company from $6.6 million of debt and surrendered Eastside preferred stock with a book value of $1.2 million. Given that the effect of the Debt Agreement meets all the initial criteria of ASC Topic 205-20, Presentation of Financial Statements – Discontinued Operations for the classification of held for sale, the assets, liabilities, and operating results of Craft C+P have been classified as held for sale as of September 30, 2024 and December 31, 2023 and for the three and nine months ended September 30, 2024 and 2023. The consolidated financial statements for the prior periods have been adjusted to reflect comparable information.

Subsequent to the execution of the Debt Agreement, the Company organized a subsidiary named “Bridgetown Spirits Corp.” (“Bridgetown”) and assigned to Bridgetown the Company’s business of manufacturing and marketing spirits. The following discussion included in the Financial Results reflects the Bridgetown and Corporate segments.

Financial Results

The following information includes Bridgetown and Corporate segments and excludes Craft C+P.

Gross sales for both the three months ending September 30, 2024 and 2023 was $0.8 million. During the three months ending September 30, 2024, Bridgetown sold 5,868 cases compared to 6,849 cases in the prior year and sold 65 barrels for gross proceeds of $0.1 million.

Gross profit for both the three months ending September 30, 2024 and 2023 was $0.2 million. Gross margin was 26% and 21% for the three months ending September 30, 2024 and 2023, respectively, increasing due to bulk spirits sales and continued cost savings initiatives that began in 2023 and continued into 2024.

Operating costs for the three months ending September 30, 2024 increased to $0.7 million from $0.5 million for the three months ending September 30, 2023 primarily due to higher professional fees incurred in connection with the Debt Agreement and the Beeline merger.

Net loss for the three months ending September 30, 2024 decreased to $1.4 million from $2.2 million for the three months ending September 30, 2023. The Company’s results for the 2023 period were burdened by a $1.3 million expense resulting from the conversion of debt to equity during the three months ending September 30, 2023.

Use of Non-GAAP Measures

Eastside Distilling’s management evaluates and makes operating decisions using various financial metrics. In addition to the Company’s GAAP results, management also considers the non-GAAP measure of adjusted EBITDA as a supplement to GAAP results. Management believes this non-GAAP measure provides useful information about the Company’s operating results and assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance.

The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, stock-based compensation, and other one-time items. The final table below provides a reconciliation of this non-GAAP financial measure with the most directly comparable GAAP financial measure.

Third Quarter 2024 Conference Call Details

Date and Time: Thursday, November 14, 2024 at 5:00 pm ET

Call-in Information: Interested parties can access the conference call by dialing (844) 889-4332 or (412) 717-9595.

Live Webcast Information: Interested parties can access the conference call via a live Internet webcast, which is available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls.

Replay: A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, replay access code #8629688. A webcast replay will be available in the Conference Calls section of the Company’s website at https://www.eastsidedistilling.com/conference-calls for 90 days.

About Eastside Distilling

Eastside Distilling, Inc. (Nasdaq: EAST) is a producer of award-winning craft spirits, including whiskey, vodka, and rum. Founded in Portland, Oregon, Eastside is committed to quality, innovation, and sustainability, delivering exceptional products that reflect the spirit of the Pacific Northwest.

About Beeline Financial Holdings, Inc.

The Company recently closed on a merger with Beeline Financial Holdings, Inc. Beeline is a technology-driven mortgage lender offering a fully digital, AI-enhanced, platform that simplifies and accelerates the home financing process for homeowners and property investors. Based in Providence, RI, Beeline is dedicated to transforming the mortgage industry through innovative technology and customer-centric solutions.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements that reflect our expectations or anticipations rather than historical fact. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions, general competitive factors, the Company’s ongoing financing requirements and ability to achieve financing, acceptance of the Company’s products in the market, the Company’s success in obtaining new customers, the Company’s ability to execute its business model and strategic plans, and other risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). A detailed discussion of the most significant risks can be found in the “Risk Factors” section of the Company’s Annual Report on Form 10-K. The Company assumes no obligation to update the cautionary information in this press release.

Financial Summary Tables

The following financial information should be read in conjunction with the audited financial statements and accompanying notes filed by the Company with the Securities and Exchange Commission on Form 10-K for the period ended December 31, 2023, which can be viewed at www.sec.gov and in the investor relations section of the Company’s website at www.eastsidedistilling.com/investors.

Eastside Distilling, Inc. and Subsidiaries

Consolidated Balance Sheets

September 30, 2024 and December 31, 2023

(Dollars in thousands, except share and per share)

	September 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets:
Cash	$310	$306
Trade receivables, net	105	163
Inventories	1,793	2,686
Prepaid expenses and other current assets	176	113
Current assets held for sale	2,640	1,269
Total current assets	5,024	4,537
Property and equipment, net	112	169
Right-of-use assets	430	680
Intangible assets, net	4,178	4,178
Other assets, net	182	247
Non-current assets held for sale	6,298	7,669
Total Assets	$16,224	$17,480

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,388	$1,062
Accrued liabilities	418	465
Current portion of secured credit facilities, related party	3,447	-
Current portion of secured credit facilities, net of debt issuance costs	728	-
Current portion of notes payable	8,155	486
Current portion of notes payable, related party	92	92
Current portion of lease liabilities	191	223
Other current liability, related party	85	-
Current liabilities held for sale	3,124	1,877
Total current liabilities	17,628	4,205
Lease liabilities, net of current portion	213	458
Secured credit facilities, related party	-	2,700
Secured credit facilities, net of debt issuance costs	-	342
Notes payable, net of current portion	-	7,556
Non-current liabilities held for sale	843	1,366
Total liabilities	18,684	16,627

Stockholders’ equity (deficit):
Common stock, $0.0001 par value; 6,000,000 shares authorized as of September 30, 2024 and December 31, 2023; and 3,140,625 shares and 1,705,987 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	-
Preferred stock, $0.0001 par value; 100,000,000 shares authorized; 2,500,000 Series B shares issued and outstanding as of both September 30, 2024 and December 31, 2023	-	-
Preferred stock, $0.0001 par value; 240,000 shares authorized; 117,586 Series C shares and 200,000 Series C shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	-	-
Additional paid-in capital	84,499	83,559
Accumulated deficit	(86,959)	(82,706)
Total stockholders’ equity (deficit)	(2,460)	853
Total Liabilities and Stockholders’ Equity (Deficit)	$16,224	$17,480

Eastside Distilling, Inc. and Subsidiaries

For the Three and Nine Months Ended September 30, 2024 and 2023

(Dollars and shares in thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Sales	$783	$849	$2,106	$3,080
Less customer programs and excise taxes	23	43	129	141
Net sales	760	806	1,977	2,939
Cost of sales	560	638	1,476	1,940
Gross profit	200	168	501	999
Operating expenses:
Sales and marketing expenses	218	303	699	1,180
General and administrative expenses	435	172	1,149	1,287
(Gain) loss on disposal of property and equipment	(1)	-	(1)	3
Total operating expenses	652	475	1,847	2,470
Loss from operations	(452)	(307)	(1,346)	(1,471)
Other income (expense), net
Interest expense	(409)	(203)	(965)	(850)
Loss on debt to equity conversion	-	(1,321)	-	(1,321)
Other income	33	25	37	57
Total other income (expense), net	(376)	(1,499)	(928)	(2,114)
Loss before income taxes	(828)	(1,806)	(2,274)	(3,585)
Provision for income taxes	-	-	-	-
Net loss from continuing operations	(828)	(1,806)	(2,274)	(3,585)
Net loss from discontinued operations	(531)	(350)	(1,866)	(1,812)
Net loss	(1,359)	(2,156)	(4,140)	(5,397)
Preferred stock dividends	(38)	(38)	(113)	(113)
Net loss attributable to common shareholders	$(1,397)	$(2,194)	$(4,253)	$(5,510)

Basic net loss per common share	$(0.66)	$(2.00)	$(2.28)	$(5.93)
Basic weighted average common shares outstanding	2,116	1,097	1,862	929

Eastside Distilling, Inc. and Subsidiaries

For the Three and Nine Months Ended September 30, 2024 and 2023

(Dollars in thousands)

(Unaudited)

Segments:

	Three Months Ended September 30,			Nine Months Ended September 30,
(Dollars in thousands)	2024	2023	Variance	2024	2023	Variance
Bridgetown
Sales	$783	$849	$(66)	$2,106	$3,080	$(974)
Net sales	760	806	(46)	1,977	2,939	(962)
Cost of sales	560	638	(78)	1,476	1,940	(464)
Gross profit	200	168	32	501	999	(498)
Total operating expenses	217	303	(86)	698	1,183	(485)
Net income (loss)	$18	$(110)	$128	$(162)	$(130)	$(32)
Gross margin	26%	21%	5%	25%	34%	-9%

Corporate
Total operating expenses	$435	$172	$263	$1,149	$1,287	$(138)
Net loss	$(846)	$(1,696)	$850	$(2,112)	$(3,455)	$1,343

Adjusted EBITDA Reconciliation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(828)	$(1,806)	$(2,274)	$(3,585)
Add:
Interest expense	409	203	965	850
Depreciation and amortization	31	38	99	114
EBITDA	(388)	(1,565)	(1,210)	(2,621)
Gain on disposal of property and equipment	(1)	-	(1)	3
Loss on debt to equity conversion	-	1,321	-	1,321
Stock compensation	-	(68)	-	98
Adjusted EBITDA	$(389)	$(312)	$(1,211)	$(1,199)

INVESTOR RELATIONS CONTACT: ir@eastsidedistilling.com